THE CROSSINGS

                              Historical Summaries
                        of Operating Revenue and Expenses

                Nine Months Ended September 30, 1996 (Unaudited)
                        and Year Ended December 31, 1995

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
CarrAmerica Realty Corporation:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 2(a), of The Crossings for the year ended December 31, 1995. This historical summary is the responsibility of the management of The Crossings. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of The Crossings.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 2(a) of The Crossings for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                           KPMG Peat Marwick LLP

Washington, DC
January 23, 1997

                                  THE CROSSINGS


             Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1996 (unaudited)
                      and the year ended December 31, 1995

                             (dollars in thousands)



                                                                           Nine months ended             Year ended
                                                                           September 30, 1996          December 31, 1995
                                                                           ------------------          -----------------
Operating revenue:
    Building rental, including lease termination fee of $448 in 1995       $       3,517                       4,972
    Recovery of operating expenses                                                   698                         664
                                                                                ---------                   ---------

          Total operating revenue                                                  4,215                       5,636
                                                                                ---------                   ---------

Operating expenses:
    Maintenance                                                                      452                         489
    Utilities                                                                        280                         363
    Real estate taxes                                                                273                         348
    Insurance                                                                         27                          39
    Management fees                                                                  140                         200
    General operating                                                                113                         194
    Administrative                                                                   101                         126
                                                                                ---------                   ---------

          Total operating expenses                                                 1,386                       1,759
                                                                                ---------                   ---------

          Operating revenue in excess of operating expenses                $       2,829                       3,877
                                                                                =========                   =========



See accompanying notes to historical summaries of operating revenue and expenses.

                                  THE CROSSINGS

         Notes to Historical Summaries of Operating Revenue and Expenses

                Nine months ended September 30, 1996 (unaudited)
                      and the year ended December 31, 1995

                             (dollars in thousands)




(1)    DESCRIPTION OF THE PROPERTY

       The Crossings consists of two buildings located in Westmont, Illinois, a suburb of Chicago, containing approximately 298,000 square feet of office space available for lease. At September 30, 1996, The Crossings was 100% leased.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    Basis of Presentation

              The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented as certain revenue and expenses, which may not be comparable to those expected to be incurred by CarrAmerica Realty Corporation in the proposed future operations of the property, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of The Crossings have been excluded from expenses. Management is not aware of any other material factors that would cause the historical summaries of operating revenue and expenses to not be indicative of the future operating results of the buildings.


       (b)    Revenue Recognition

              Revenue from rental operations is recognized straight-line over the terms of the respective leases.

       (c)    Interim Unaudited Financial Information

              The accompanying unaudited financial information for the nine months ended September 30, 1996 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1995. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summaries of operating revenue and expenses for the nine months ended September 30, 1996, have been included. The results of operations for the nine-month period ended September 30, 1996 are not necessarily indicative of the results for the full year.

                                                                     (Continued)

                                  THE CROSSINGS


         Notes to Historical Summaries of Operating Revenue and Expenses

                             (dollars in thousands)



(3) Pro Forma Taxable Operating Results and Cash Available from Operations (Unaudited)

       The unaudited pro forma table reflects the taxable operating results and cash available from operations of The Crossings for the 12 months ended September 30, 1996, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma net taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 39-year life. This statement does not purport to forecast actual operating results for any period in the future.

           Pro forma net operating income (exclusive of
                depreciation and amortization expense)                    $            3,935
           Less estimated depreciation and amortization expense                          893
                                                                                   ---------

                           Pro forma taxable operating income             $            3,042
                                                                                   =========

                           Pro forma cash available from operations       $            3,935
                                                                                   =========